Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-59210, 333-71596, 333-118113 and 333-130406) and on Form S-3 (Nos. 333-184878, 33-38869, 333-46055, 333-131393, 333-24217, 333-50189, 333-69294, 333-82212, 333-121502, 333-121504, 333-125077, 333-135816, 333-135962, 333-137093, and 333-178413) of Vector Group Ltd. of our report dated March 3, 2014, relating to the financial statements of Douglas Elliman Realty LLC, which appear in this Form 10-K of Vector Group Ltd.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Melville, New York
March 3, 2014